Exhibit 10.19
Talecris
BIOTHERAPEUTICS

AMENDMENT NO. 2 to the

Product Supply Agreement

This Amendment No. 2 (the "Amendment"), effective as of June 25, 2007 (the "Effective Date"), is entered into by and between Talecris Biotherapeutics, Inc., headquartered at 79 T.W. Alexander Drive, 4101 Research Commons, P.O. Box 110526, Research Triangle Park, North Carolina 27709 ("Talecris") and Emergent Product Development Gaithersburg Inc. with an address of 300 Professional Drive, Gaithersburg, MD 20879 ("Emergent" collectively, with Talecris, the "Parties," and each individually, a "Party"). All terms not defined herein shall have the meaning set forth in the Master Agreement (as defined below).

WHEREAS, the Parties entered into that certain Product Supply Agreement, effective as of June 12, 2006 (the "Master Agreement");

WHEREAS the Parties desire to amend and restate the Master Agreement as set forth herein; and;

WHEREAS, except as specifically modified herein, the Master Agreement, as amended by this Amendment, shall remain in full force and effect.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Parties hereto agree as follows:

1. Amendment of Section 7.06, Method of Invoicing for Orders. Section 7.06 of the Master Agreement is hereby amended by adding the following sentence;

"Provided however, Talecris may, at its discretion, invoice Emergent for an Order based solely on; (a) Talecris' determination that Product release testing has been met, and (b) the required samples were provided to Emergent by Talecris, within three (3) days of packaging of product by Talecris, and (c) Emergent has not provided identity test results to Talecris, within thirty-five (35) days of packaging of the product."

2. Amendment of Section 7.07, Remittance of Payments. Section 7.07 of the Master Agreement is hereby amended by deleting section 7.07 entirely and replacing with the following:

a. Timing. Payments due by Emergent under this Article 7 shall be payable by Emergent no later than thirty (30) days after the invoice date; provided, however, that the Finished Product associated with such payment was actually delivered in compliance with Section 6.01. Notwithstanding the foregoing, if Emergent has not made arrangements for and obtained the delivery of (i) Finished Product within thirty (30) days of receipt of an invoice into either (a) the custody of Emergent's carrier, or (b) onsite storage at Talecris Facilities subject to any applicable Fees mutually agreed to by the Parties, or (ii) product which meets the Product Specifications (subject to Section 7.06), payment shall be due and payable by Emergent promptly.

b. Method of Payment. Emergent shall make payment by wire transfer of Dollars to a bank account designated by Talecris or by such other payment method as the Parties may agree upon from time to time."

3. Applicable Law. This Amendment, and the amended Agreement, shall be governed by the laws of the State of New York, without regard to any conflicts of law principles.

IN WITNESS WHEREOF, the Parties have executed this Amendment as set forth below.

TALECRIS BIOTHERAPEUTICS, INC.                                                                     EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC

By:             /s/  Mary J. Kuhn                                                                                        By:            /s/ M J Langford

Name:      Mary J. Kuhn                                               Name:    Michael Langford

        Title:        SVP Operations                                                                  Title:      President